HYPERION TOTAL RETURN FUND, INC. (the "Registrant")
                   Form N-SAR for the period ending November 30, 1998
                              File Number 811-05820





This report is signed on behalf of the Registrant in the City of New York and the State of New York on the 27th day of January, 1999.




HYPERION TOTAL RETURN FUND, INC.






                                                  By:      /s/Clifford E. Lai
                                                           Clifford E. Lai
                                                           President




Witness:   /s/Joseph Tropeano
             Joseph Tropeano
             Assistant Secretary